Exhibit 10.24

SURETY Rider No. 1

To be attached to and form a part of:

Type of Bond: Bond of Employer Carrying His Own Risk

Bond No.:	08167822
executed by:	Labor Ready Central, Inc., as Principal
and by:	Fidelity and Deposit Company of Maryland, as Surety,
in favor of:	State of Missouri, as Obligee, and effective: September 7, 2000

In consideration of the premium charged for the attached bond, it is hereby agreed to change:

The Effective Date of the Bond

From: September 7, 2000
To: January 1, 2001

The attached bond shall be subject to all its agreements, limitations and conditions except as herein expressly modified.

This rider is effective: September 7, 2000

Signed and Sealed: December 12, 2000

Principal: Labor Ready Central, Inc.

By: /s/ Ronald L. Junck, President

Surety: Fidelity and Deposit Company of Maryland

By: /s/ Patrick D. Dineen, Attorney-in-Fact